Exhibit 99.1

COHEN & COMPANY REPORTS SECOND QUARTER 2023 FINANCIAL RESULTS

Board Declares Quarterly Dividend of $0.25 per Share

Philadelphia and New York, August 2, 2023 – Cohen & Company Inc. (NYSE American: COHN), a financial services firm specializing in an expanding range of capital markets and asset management services, today reported financial results for its second quarter ended June 30, 2023.

Summary Operating Results

	Three Months Ended			Six Months Ended
($ in thousands)	6/30/23	3/31/23	6/30/22	6/30/23	6/30/22
Net trading	$7,416	$8,210	$10,377	$15,626	$22,399
Asset management	1,605	2,025	1,898	3,630	3,787
New issue and advisory	1,395	900	3,481	2,295	7,251
Principal transactions and other revenue	12,156	(2,311)	(6,602)	9,845	(24,965)
Total revenues	22,572	8,824	9,154	31,396	8,472
Compensation and benefits	10,001	10,537	12,214	20,538	26,093
Non-compensation operating expenses	5,572	5,770	5,102	11,342	10,419
Operating income	6,999	(7,483)	(8,162)	(484)	(28,040)
Interest expense, net	(1,630)	(1,592)	(1,106)	(3,222)	(2,457)
Income (loss) from equity method affiliates	(511)	(395)	(3,044)	(906)	(15,148)
Income (loss) before income tax expense (benefit)	4,858	(9,470)	(12,312)	(4,612)	(45,645)
Income tax expense (benefit)	5,550	584	(60)	6,134	1,773
Net income (loss)	(692)	(10,054)	(12,252)	(10,746)	(47,418)
Less: Net income (loss) attributable to the non-convertible non-controlling interest	6,503	97	(4,167)	6,600	(18,871)
Enterprise net income (loss)	(7,195)	(10,151)	(8,085)	(17,346)	(28,547)
Less: Net income (loss) attributable to the convertible non-controlling interest	(594)	(7,514)	(6,228)	(8,108)	(19,078)
Net income (loss) attributable to Cohen & Company Inc.	$(6,601)	$(2,637)	$(1,857)	$(9,238)	$(9,469)
Fully diluted net income (loss) per share	$(4.34)	$(1.77)	$(1.53)	$(6.14)	$(6.71)

Adjusted pre-tax income (loss)	$(1,645)	$(9,567)	$(8,145)	$(11,212)	$(26,774)
Fully diluted adjusted pre-tax income (loss) per share	$(0.30)	$(1.74)	$(1.51)	$(2.03)	$(4.91)

Adjusted pre-tax income (loss) is not a measure recognized under U.S. generally accepted accounting principles (“GAAP”). See Note 1 below.

Lester Brafman, Chief Executive Officer of Cohen & Company, said, “Our principal investing segment recovered, while net trading and new issue and advisory revenue remained relatively stagnant during the second quarter. Our team of bankers and originators continue to build our pipeline, which we expect will drive higher revenue in the near term. As we continue to make progress on our pipeline, we are pleased to have already closed approximately $5 million of new issue and advisory revenue to-date in the third quarter. As always, we remain focused on enhancing stockholder value, and are optimistic about the future as evidenced by our continued payment of our quarterly dividend.”

Financial Highlights

•	Net loss attributable to Cohen & Company Inc. was $6.6 million, or $4.34 per diluted share, for the three months ended June 30, 2023, compared to net loss of $2.6 million, or $1.77 per diluted share, for the three months ended March 31, 2023, and net loss of $1.9 million, or $1.53 per diluted share, for the three months ended June 30, 2022. Adjusted pre-tax loss was $1.6 million, or $0.30 per diluted share, for the three months ended June 30, 2023, compared to adjusted pre-tax loss of $9.6 million, or $1.74 per diluted share, for the three months ended March 31, 2023, and adjusted pre-tax loss of $8.1 million, or $1.51 per diluted share, for the three months ended June 30, 2022. Adjusted pre-tax income (loss) and adjusted pre-tax income (loss) per diluted share are not measures recognized under GAAP. See Note 1 below.

•	Revenues were $22.6 million for the three months ended June 30, 2023, compared to $8.8 million for the prior quarter and $9.2 million for the prior year quarter.

o	Net trading revenue was $7.4 million for the three months ended June 30, 2023, down $0.8 million from the prior quarter and $3.0 million from the prior year quarter. The decrease from the prior quarter was due primarily to lower trading revenue by our corporate, agency, municipal, and treasury groups, and the decrease from the prior year quarter was due primarily to lower trading revenue by our mortgage group.

o	Asset management revenue was $1.6 million for the three months ended June 30, 2023, down $0.4 million from the prior quarter and $0.3 million from the prior year quarter. The decrease from both prior quarters was due primarily to no revenue being earned by the manager of the Company’s SPAC fund in the current quarter, as a result of SPAC fund investors redeeming all of their interests in the SPAC fund at the end of the first quarter of 2023.

o	New issue and advisory revenue was $1.4 million for the three months ended June 30, 2023, up $0.5 million from the prior quarter and down $2.1 million from the prior year quarter. In the current quarter, the Cohen & Company Capital Markets investment banking team generated $0.9 million and the U.S. insurance origination team generated $0.5 million of the new issue and advisory revenue.

o	Principal transactions and other revenue was $12.2 million for the three months ended June 30, 2023, compared to negative $2.3 million in the prior quarter and negative $6.6 million in the prior year quarter.

•	Compensation and benefits expense during the three months ended June 30, 2023 decreased $0.5 million from the prior quarter and $2.2 million from the prior year quarter. The number of Company employees was 117 as of June 30, 2023, compared to 121 as of March 31, 2023, and 121 as of June 30, 2022.

•	Interest expense during the three months ended June 30, 2023 was comparable to the prior quarter and increased $0.5 million from the prior year quarter. The increase from the prior year quarter was primarily due to higher interest on our trust preferred securities.

•	Loss from equity method affiliates for the three months ended June 30, 2023 was $0.5 million, compared to loss from equity method affiliates of $0.4 million for the prior quarter and loss from equity method affiliates of $3.0 million for the prior year quarter.

•	Income tax expense for the three months ended June 30, 2023 was $5.6 million, compared to $0.6 million in the prior quarter, and income tax benefit of $0.1 million in the prior year quarter. The current quarter expense was the result of an increase to the valuation allowance applied against the Company's net operating loss and net capital loss tax assets. The Company will continue to evaluate its operations on a quarterly basis and may adjust the valuation allowance applied against the Company's net operating loss and net capital loss tax assets. Future adjustments could be material and may result in additional tax benefit or tax expense.

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Total Equity and Dividend Declaration

•	As of June 30, 2023, total equity was $81.3 million, compared to $94.0 million as of December 31, 2022; the non-convertible non-controlling interest component of total equity was $6.7 million as of June 30, 2023 and $17 thousand as of December 31, 2022. Thus, the total equity excluding the non-convertible non-controlling interest component was $74.7 million as of June 30, 2023, a $19.4 million decrease from $94.0 million as of December 31, 2022.

•	The Company’s Board of Directors has declared a quarterly dividend of $0.25 per share, payable on September 1, 2023, to stockholders of record as of August 18, 2023. The Board of Directors will continue to evaluate the dividend policy each quarter, and future decisions regarding dividends may be impacted by quarterly operating results and the Company’s capital needs.

Update on Quarterly Conference Calls

Cohen & Company will not conduct quarterly conference calls for the foreseeable future. The Company intends to continue its practice of issuing earnings releases in connection with the filing of its quarterly and annual reports. Investors can find contact information at the bottom of this release should they have any questions about the second quarter results or the Company.

About Cohen & Company

Cohen & Company is a financial services company specializing in an expanding range of capital markets and asset management services. Cohen & Company’s operating segments are Capital Markets, Asset Management, and Principal Investing. The Capital Markets segment consists of fixed income sales, trading, and gestation repo financing as well as new issue placements in corporate and securitized products, and advisory services, operating primarily through Cohen & Company’s subsidiaries, J.V.B. Financial Group, LLC in the United States and Cohen & Company Financial (Europe) S.A. in Europe. A division of JVB, Cohen & Company Capital Markets is the Company’s full-service boutique investment bank with a focus on mergers and acquisitions, capital markets, and SPAC advisory services. The Asset Management segment manages assets through collateralized debt obligations, managed accounts, and investment funds. As of June 30, 2023, the Company managed approximately $2.1 billion in primarily fixed income assets in a variety of asset classes including US and European trust preferred securities, subordinated debt, and corporate loans. The Principal Investing segment is comprised primarily of investments the Company holds related to its SPAC franchise and other investments the Company has made for the purpose of earning an investment return rather than investments made to support its trading or other capital markets business activity. For more information, please visit www.cohenandcompany.com.

Note 1: Adjusted pre-tax income (loss) and adjusted pre-tax income (loss) per share are non-GAAP measures of performance. Please see the discussion under “Non-GAAP Measures” below. Also see the tables below for the reconciliations of non-GAAP measures of performance to their corresponding GAAP measures of performance.

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Forward-looking Statements

This communication contains certain statements, estimates, and forecasts with respect to future performance and events. These statements, estimates, and forecasts are “forward-looking statements.” In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seek,” or “continue” or the negatives thereof or variations thereon or similar terminology. All statements other than statements of historical fact included in this communication are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties, and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance, or achievements expressed or implied in the forward-looking statements including, but not limited to, those discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” in our filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at www.sec.gov and our website at www.cohenandcompany.com/investor-relations/sec-filings. Such risk factors include the following: (a) a decline in general economic conditions or the global financial markets, including those caused by inflation, raising interest rates, and the Russian/Ukrainian war, (b) losses caused by financial or other problems experienced by third parties, (c) losses due to unidentified or unanticipated risks, (d) a lack of liquidity, i.e., ready access to funds for use in our businesses, (e) the ability to attract and retain personnel, (f) litigation and regulatory issues, (g) competitive pressure, (h) an inability to generate incremental income from new or expanded businesses, (i) unanticipated market closures or effects due to inclement weather or other disasters, (j) losses (whether realized or unrealized) on our principal investments, (k) the possibility that payments to the Company of subordinated management fees from its CDOs will continue to be deferred or will be discontinued, (l) the possibility that the stockholder rights plan may fail to preserve the value of the Company’s deferred tax assets, whether as a result of the acquisition by a person of 5% of the Company’s common stock or otherwise, (m) the Company’s reduction in the volume of its investments into SPACs, (n) the difficulty in identifying potential business combinations as a result of increased competition in the SPAC market, (o) the value of our holdings of founders shares in post-business combination companies is volatile and may decline and the possibility that significant portions of the founder shares may remain restricted for a long period of time, (p) the possibility that the Company will stop paying quarterly dividends to its stockholders, (q) the possibility that the Company will incur additional losses liquidating collateral related to a reverse repo with now bankrupt First Guaranty Mortgage Corporation, (r) the impacts of rising interest rates and inflation, and (s) the impacts of the COVID-19 pandemic. As a result, there can be no assurance that the forward-looking statements included in this communication will prove to be accurate or correct. In light of these risks, uncertainties, and assumptions, the future performance or events described in the forward-looking statements in this communication might not occur. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and we do not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of our business, our revenue and operating results may fluctuate materially from quarter to quarter. Accordingly, revenue and net income in any particular quarter may not be indicative of future results. Further, our employee compensation arrangements are in large part incentive-based and, therefore, will fluctuate with revenue. The amount of compensation expense recognized in any one quarter may not be indicative of such expense in future periods. As a result, we suggest that annual results may be the most meaningful gauge for investors in evaluating our business performance.

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COHEN & COMPANY INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	6/30/23	3/31/23	6/30/22	6/30/23	6/30/22
Revenues
Net trading	$7,416	$8,210	$10,377	$15,626	$22,399
Asset management	1,605	2,025	1,898	3,630	3,787
New issue and advisory	1,395	900	3,481	2,295	7,251
Principal transactions and other revenue	12,156	(2,311)	(6,602)	9,845	(24,965)
Total revenues	22,572	8,824	9,154	31,396	8,472

Operating expenses
Compensation and benefits	10,001	10,537	12,214	20,538	26,093
Business development, occupancy, equipment	1,318	1,301	1,295	2,619	2,543
Subscriptions, clearing, and execution	2,343	2,125	1,972	4,468	3,913
Professional services and other operating	1,762	2,200	1,692	3,962	3,688
Depreciation and amortization	149	144	143	293	275
Total operating expenses	15,573	16,307	17,316	31,880	36,512
Operating income (loss)	6,999	(7,483)	(8,162)	(484)	(28,040)

Non-operating income (expense)
Interest expense, net	(1,630)	(1,592)	(1,106)	(3,222)	(2,457)
Income (loss) from equity method affiliates	(511)	(395)	(3,044)	(906)	(15,148)
Income (loss) before income tax expense (benefit)	4,858	(9,470)	(12,312)	(4,612)	(45,645)
Income tax expense (benefit)	5,550	584	(60)	6,134	1,773
Net income (loss)	(692)	(10,054)	(12,252)	(10,746)	(47,418)
Less: Net income (loss) attributable to the non-convertible non-controlling interest	6,503	97	(4,167)	6,600	(18,871)
Enterprise net income (loss)	(7,195)	(10,151)	(8,085)	(17,346)	(28,547)
Less: Net income (loss) attributable to the convertible non-controlling interest	(594)	(7,514)	(6,228)	(8,108)	(19,078)
Net income (loss) attributable to Cohen & Company Inc.	$(6,601)	$(2,637)	$(1,857)	$(9,238)	$(9,469)

Earnings per share
Basic
Net income (loss) attributable to Cohen & Company Inc.	$(6,601)	$(2,637)	$(1,857)	$(9,238)	$(9,469)
Basic shares outstanding	1,520	1,489	1,428	1,505	1,412
Net income (loss) attributable to Cohen & Company Inc. per share	$(4.34)	$(1.77)	$(1.30)	$(6.14)	$(6.71)

Fully Diluted
Net income (loss) attributable to Cohen & Company Inc.	$(6,601)	$(2,637)	$(1,857)	$(9,238)	$(9,469)
Net income (loss) attributable to the convertible non-controlling interest	-	(7,514)	(6,228)	-	-
Income tax and conversion adjustment	-	435	(172)	-	-
Net income (loss) attributable to Cohen & Company Inc. for fully diluted net income (loss) per share calculation	$(6,601)	$(9,716)	$(8,257)	$(9,238)	$(9,469)
Basic shares outstanding	1,520	1,489	1,428	1,505	1,412
Unrestricted Operating LLC membership units exchangeable into COHN shares	-	3,998	3,966	-	-
Fully diluted shares outstanding (1)	1,520	5,487	5,394	1,505	1,412
Fully diluted net income (loss) per share	$(4.34)	$(1.77)	$(1.53)	$(6.14)	$(6.71)

Reconciliation of adjusted pre-tax income (loss) to net income (loss) attributable to Cohen & Company Inc. and calculations of per share amounts
Net income (loss) attributable to Cohen & Company Inc.	$(6,601)	$(2,637)	$(1,857)	$(9,238)	$(9,469)
Addback (deduct): Income tax expense (benefit)	5,550	584	(60)	6,134	1,773
Addback (deduct): Net income (loss) attributable to the convertible non-controlling interest	(594)	(7,514)	(6,228)	(8,108)	(19,078)
Adjusted pre-tax income (loss)	(1,645)	(9,567)	(8,145)	(11,212)	(26,774)
Net interest attributable to convertible debt	-	-	-	-	327
Enterprise pre-tax income (loss) for fully diluted adjusted pre-tax income (loss) per share calculation	$(1,645)	$(9,567)	$(8,145)	$(11,212)	$(26,447)

Adjusted fully diluted shares outstanding (2)	5,535	5,505	5,401	5,520	5,382
Fully diluted adjusted pre-tax income (loss) per share	$(0.30)	$(1.74)	$(1.51)	$(2.03)	$(4.91)

(1) When the fully diluted net income (loss) per share is anti-dilutive, the basic shares outstanding are presented on this line item.

(2) Adjusted fully diluted shares outstanding includes (a) Operating LLC units exchangeable into COHN shares at all times, including weighted restricted units, and (b) weighted restricted shares, even during periods when the corresponding GAAP calculation of fully diluted shares outstanding above does not include them. The Operating LLC units are always included because the non-GAAP measure of performance, adjusted pre-tax income (loss), always includes net income (loss) attributable to the corresponding convertible interest.

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COHEN & COMPANY INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30. 2023
	(unaudited)	December 31, 2022
Assets
Cash and cash equivalents	$12,166	$29,101
Receivables from brokers, dealers, and clearing agencies	108,020	140,933
Due from related parties	719	787
Other receivables	5,734	9,527
Investments - trading	192,805	211,828
Other investments, at fair value	56,868	28,022
Receivables under resale agreements	457,528	437,692
Investment in equity method affiliates	8,782	8,929
Deferred income taxes	331	6,934
Goodwill	109	109
Right-of-use asset - operating leases	8,612	9,647
Other assets	4,452	3,546
Total assets	$856,126	$887,055

Liabilities
Payables to brokers, dealers, and clearing agencies	$127,627	$134,985
Accounts payable and other liabilities	8,513	11,439
Accrued compensation	8,044	12,434
Trading securities sold, not yet purchased	98,117	133,957
Other investments sold, not yet purchased, at fair value	28,606	78
Securities sold under agreements to repurchase	457,351	452,797
Operating lease liability	9,365	10,447
Redeemable financial instruments	7,868	7,868
Debt	29,324	29,024
Total liabilities	774,815	793,029

Equity
Voting non-convertible preferred stock	27	27
Common stock	18	17
Additional paid-in capital	73,967	72,801
Accumulated other comprehensive loss	(955)	(955)
Accumulated deficit	(35,373)	(25,151)
Total stockholders' equity	37,684	46,739
Non-controlling interest	43,627	47,287
Total equity	81,311	94,026
Total liabilities and equity	$856,126	$887,055

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Non-GAAP Measures

Adjusted pre-tax income (loss) and adjusted pre-tax income (loss) per diluted share

Adjusted pre-tax income (loss) is not a financial measure recognized by GAAP. Adjusted pre-tax income (loss) represents net income (loss) attributable to Cohen & Company Inc., computed in accordance with GAAP, excluding income tax expense (benefit), plus the net income (loss) attributable to the convertible non-controlling interest. Income tax expense (benefit) has been excluded because a pre-tax measurement of enterprise earnings that includes net income (loss) attributable to the convertible non-controlling interest is a useful and appropriate measure of performance. Furthermore, our income tax expense (benefit) has been, and we expect it will continue to be, a substantially non-cash item for the foreseeable future, generated from adjustments in our valuation allowance applied to the Company’s gross deferred tax assets. Convertible non-controlling interest is added back to adjusted pre-tax income because the underlying Cohen & Company, LLC equity units are convertible into Cohen & Company Inc. shares. Adjusted pre-tax income (loss) per diluted share is calculated, by dividing adjusted pre-tax income (loss) by diluted shares outstanding, both of which include adjustments used in the corresponding calculation in accordance with GAAP.

We present adjusted pre-tax income (loss) and related per diluted share amounts in this release because we consider them to be useful and appropriate supplemental measures of our performance. Adjusted pre-tax income (loss) and related per diluted share amounts help us to evaluate our performance without the effects of certain GAAP calculations that may not have a direct cash or recurring impact on our current operating performance. In addition, our management uses adjusted pre-tax income (loss) and related per diluted share amounts to evaluate the performance of our enterprise operations. Adjusted pre-tax income (loss) and related per diluted share amounts, as we define them, are not necessarily comparable to similarly named measures of other companies and may not be appropriate measures for performance relative to other companies. Adjusted pre-tax income (loss) should not be assessed in isolation from or construed as a substitute for net income (loss) attributable to Cohen & Company Inc. prepared in accordance with GAAP. Adjusted pre-tax income (loss) is not intended to represent and should not be considered to be a more meaningful measure than, or an alternative to, measures of operating performance as determined in accordance with GAAP.

Contact:

Investors -	Media -
Cohen & Company Inc.	Joele Frank, Wilkinson Brimmer Katcher
Joseph W. Pooler, Jr.	Nick Jannuzzi
Executive Vice President and	212-351-8957
Chief Financial Officer	njannuzzi@joelefrank.com
215-701-8952
investorrelations@cohenandcompany.com

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